IZEA Reports Inducement Grant Under NASDAQ Listing Rule 5635 (C)(4)

ORLANDO, Fla., (December 6, 2023) – IZEA Worldwide, Inc. (NASDAQ: IZEA), a premier provider of influencer marketing technology, data and services for the world’s leading brands, today announced that it granted a total of 338,354 performance-based and time-based restricted stock units (“RSUs”) under the IZEA Worldwide, Inc. 2023 Inducement Plan (the “Inducement Plan”) in connection with its acquisition of Hoozu Holdings Ltd, which transaction closed on December 1, 2023.

The performance-based RSU grants, which vest in annual increments over a three-year performance period based upon the achievement of certain revenue and profitability metrics, represent the maximum number of shares that can be earned under the awards. Vesting is also subject to the recipient’s continued service through each annual vesting date. Unearned RSUs will be forfeited if the minimum revenue in each period is not achieved.

The Hoozu performance-based grants were issued to Natalie Giddings, Hoozu CEO (109,451 RSUs), Nathan Ruff, Hoozu Regional Business Development Lead (91,209 RSUs), Analise Trotter, Hoozu employee (54,726 RSUs), Lara Mowforth, Hoozu employee (36,484 RSUs) and Alexandra de Lesignan, Hoozu employee (36,484 RSUs). A time-based grant was made to Rob Fuggetta in a separate acquisition transaction that closed on Dec. 1, 2023 (10,000 RSUs).

The grants were approved by the company’s Compensation Committee and Board of Directors on November 30, 2023. In accordance with NASDAQ Listing Rule 5635(c)(4), the grants were made as an inducement material to each individual entering into an employment relationship with IZEA and its wholly owned subsidiaries.

Each RSU award is subject to the terms and conditions of the Inducement Plan and the terms and conditions of the applicable RSU award agreement covering the grant.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company is a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking” and intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “optimistic,” “believe,” “intend,” “ought to,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning product development and platform launches, future financial performance and operating results, including regarding recognition of bookings as revenues, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to integrate the acquired business of Hoozu Holdings Ltd within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisition at or above the levels projected; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Matt Gray
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com